As filed with the Securities and Exchange Commission on June 18, 2008.

Registration Number 333-13356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEA CONTAINERS LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0038412 (I.R.S. employer Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip code)

1997 STOCK OPTION PLAN
(Full title of the plan)

Laura Barlow
Chief Financial Officer and Chief Restructuring Officer
22 Victoria Street
Hamilton HM 12, Bermuda
(Name and address of agent for service)

(441) 295-2244
(Telephone number, including area code, of agent for service)

Copy to:

David L. Eaton

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

(312) 861-2000

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-13356) (the “Registration Statement”) filed by Sea Containers Ltd. (“Sea Containers”) with the Securities and Exchange Commission on April 5, 2001, in order to effect the registration of 500,000 of Sea Containers’ Class A and Class B common shares, par value $0.01 per share (“Common Shares”) and 500,000 Preferred Share Purchase Rights, which were to be issued under Sea Containers’ 1997 Stock Option Plan (the “Plan”).

The Plan is no longer operative and, therefore, Sea Containers has terminated all offerings of its Common Shares and Preferred Share Purchase Rights pursuant to the Registration Statement.  In accordance with the undertaking made by Sea Containers in the Registration Statement, Sea Containers hereby removes from registration all of its Common Shares and Preferred Share Purchase Rights registered pursuant to the Registration Statement that remain unsold at the termination of the offering pursuant to the Plan.

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SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on June 13, 2008.

SEA CONTAINERS LTD.

By:	/s/Laura Barlow
Name:	Laura Barlow
Title:	Chief Financial Officer and Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Robert MacKenzie	Chief Executive Officer	June 13, 2008
Robert MacKenzie

/s/Laura Barlow	Chief Financial Officer	June 13, 2008
Laura Barlow

/s/Lisa Clement	Controller	June 13, 2008
Lisa Clement

/s/John D. Campbell	Director*	June 13, 2008
John D. Campbell

/s/W. Murray Grindrod	Director *	June 13, 2008
W. Murray Grindrod

/s/Robert M. Riggs	Director*	June 13, 2008
Robert M. Riggs

/s/Charles N.C. Sherwood	Director*	June 13, 2008
Charles N.C. Sherwood

  *  These directors constitute at least a majority of the Board of Directors.

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